UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2009
Cardica, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51772	94-3287832
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

900 Saginaw Drive, Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 364-9975
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
On April 9, 2009, Cardica, Inc. (the “Company”) announced an initiative to reduce the Company’s costs by eliminating approximately 22 positions, reducing the Company’s total workforce by approximately 27%. The Company expects to complete the reduction in force during April 2009. The positions impacted are in every functional area, including the research and development, sales and marketing, clinical, regulatory and quality, operations and general and administrative departments.
The decision to restructure was based on the need to reduce the Company’s cash usage in light of the Company’s available cash. The Company anticipates that the cost savings from the workforce reduction initiative will be approximately $3 million annually.
The Company estimates that the total cash expenses to be incurred in connection with this reduction in workforce will be approximately $250,000, of which approximately $220,000 is expected to be comprised of severance payments and the balance is expected to be comprised of payments for outplacement services. This represents the total estimated restructuring charge the Company anticipates in connection with this restructuring plan. The restructuring charge is associated with one-time termination benefits. Most of these expenses are expected to be incurred in the fourth quarter of fiscal 2009. The restructuring charge that the Company expects to incur in connection with the restructuring is subject to a number of assumptions, and actual results may materially differ. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the restructuring plan.
This current report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the timing of completion of the Company’s restructuring plan, the expected costs and related charges of the Company’s restructuring plan and the Company’s goal of operating independently of the capital markets for a substantial period of time. Words such as “expects,” “anticipates,” “will,” “may,” “goal,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: the Company’s need for additional capital, the impact of the workforce reduction on the Company’s business, unanticipated charges not currently contemplated that may occur as a result of the restructuring plan, the Company’s ability to execute on its strategy and general business and economic conditions. Certain of these risk factors, as well as other risk factors are discussed under “Risk Factors” and elsewhere in the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2008, and other filings with the Securities and Exchange Commission. The Company expressly disclaims any duty, obligation, or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: April 9, 2009	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer